Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-283719

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 20, 2024)

SATELLOGIC INC.

Up to $50,000,000 of Class A Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “Sales Agent”), dated December 20, 2024, relating to the sale of our Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $50,000,000 from time to time through Cantor, acting as our sales agent.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor is not required to sell any specific number or amount of our Class A Ordinary Shares but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

Cantor will be entitled to a commission in an amount equal to 3.0% of the gross sales price per share sold through the Sales Agreement with Cantor. In connection with the sale of the Class A Ordinary Shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of Cantor’s expenses in connection with the offering as further described in the “Plan of Distribution (Conflicts of Interest)” section beginning on page S-16 of this prospectus supplement.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SATL.” On December 19, 2024, the last reported sale price of our Class A Ordinary Shares was $3.27 per share.

Investing in our Class A Ordinary Shares involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement from our filings with the Securities and Exchange Commission before investing in any of our Class A Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under applicable federal securities laws and are subject to reduced public company reporting requirements

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iv

SUMMARY TERMS OF THE OFFERING	S-1

THE OFFERING	S-4

RISK FACTORS	S-5

USE OF PROCEEDS	S-8

DIVIDEND POLICY	S-9

MATERIAL TAX CONSIDERATIONS	S-10

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-16

EXPENSES	S-17

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	S-18

LEGAL MATTERS	S-19

EXPERTS	S-20

WHERE YOU CAN FIND MORE INFORMATION	S-21

INCORPORATION BY REFERENCE	S-22

PROSPECTUS

ABOUT THIS PROSPECTUS	ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii

SUMMARY	1

RISK FACTORS	4

USE OF PROCEEDS	6

DIVIDEND POLICY	7

SELLING SECURITYHOLDER	8

MATERIAL TAX CONSIDERATIONS	10

PLAN OF DISTRIBUTION	17

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20

LEGAL MATTERS	21

EXPERTS	22

WHERE YOU CAN FIND MORE INFORMATION	23

INCORPORATION BY REFERENCE	24

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our Class A Ordinary Shares having an aggregate offering price of up to $50,000,000 pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the Class A Ordinary Shares being offered.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Cantor have authorized any other person to provide you with different or additional information. Neither we nor Cantor take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

The distribution of this prospectus supplement and the offering of our Class A Ordinary Shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are the property of the Company. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus supplement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to generate revenue as expected;

●	our ability to effectively market and sell our earth observation (“EO”) services and to convert contracted revenues and our pipeline of potential contracts into actual revenues;

●	risks related to the Convertible Notes (as defined below);

●	the potential loss of one or more of our largest customers;

●	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

●	risks and uncertainties associated with defense-related contracts;

●	risks related to our pricing structure;

●	our ability to scale production of our satellites as planned;

●	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

●	our dependence on third parties to transport and launch our satellites into space;

●	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services;

●

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

●	risk related to certain minimum service requirements in our customer contracts;

●	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

S-iv

●	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

●	competition for EO services;

●	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

●	unknown defects or errors in our products;

●	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

●	uncertainties regarding our previously announced and ongoing efforts to reduce operational costs and control spending, including potential workforce reductions;

●	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

●	the failure of the market for EO services to achieve the growth potential we expect;

●	risks related to our satellites and related equipment becoming impaired;

●	risks related to the failure of our satellites to operate as intended;

●	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

●	significant risks and uncertainties related to our insurance that may not be covered by insurance; and

●

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) on our business and satellite launch schedules.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, or in other reports which we from time to time file with the SEC.

S-v

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Class A Ordinary Shares. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Company

We were founded in 2010 to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services, and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we believe we are well-positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and D&I customers. At June 30, 2024, we had 25 commercial satellites in orbit. As of the date of this prospectus supplement, we have 23 satellites in orbit, of which 21 are operational and two are being used for testing. Over the near term, we will continue to take a measured approach to expanding our constellation, with our long term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three distinct business lines: Asset Monitoring, Constellation as a Service (“CaaS”), and Space Systems. These business lines are designed to allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

Recent Developments

Tasking Partnership

On December 11, 2024, the Company entered into a tasking, data licensing and distribution agreement with Maxar Intelligence, pursuant to which the Company granted Maxar exclusive rights to task the Company’s high-revisit constellation and use its cost-effective satellite imagery to support national security missions for the U.S. Government and select U.S. partners internationally.

PIPE Financing Transaction

On December 8, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company issued in a private placement 3,571,429 Class A Ordinary Shares to the Purchaser at a purchase price of US$2.80 per share. The closing of the private placement occurred on December 10, 2024 and the Company received gross proceeds of $10,000,000.

Board of Director Changes

On November 25, 2024, Howard Lutnick, a member of our Board of Directors, notified the Company of his decision to voluntarily resign from the Board, effective immediately. Mr. Lutnick’s resignation follows his recent nomination to serve on the cabinet of the President of the United States as the Commerce Secretary. Mr. Lutnick’s decision to resign was not a result of any disagreement with the Company, the Company’s management or the Board. In connection with Mr. Lutnick’s resignation, the Company will reduce the size of its Board from nine directors to eight.

On September 4, 2024, we announced the election of Kelly Kennedy to the Board of Directors of the Company as a Class III Director, with a term expiring at the Company’s next annual meeting. Ms. Kennedy will serve as chair of the Audit Committee of the Board.

The Company also announced the retirement of Bradley Halverson from his position as a Class III Director of the Board and as chair of the Audit Committee. Mr. Halverson’s decision to retire was not a result of any disagreement with the Company, the Company’s management or the Board of Directors.

NASA’s Commercial SmallSat Data Acquisition Program

In September 2024 we announced that we were selected as one of eight recipients of NASA's Commercial SmallSat Data Acquisition Program (CSDA) On-Ramp1 Multiple Award contract, with a maximum cumulative value of $476 million for all award winners.

Under the CSDA On-Ramp1, Satellogic will provide NASA with high-resolution multispectral imagery under a multiple-award contract in effect until November 15, 2028. The program aims to offer NASA a cost-effective solution for augmenting or complementing the Earth observation data gathered by the agency, other U.S. government entities, and international agencies. This data will be pivotal in efforts to understand and mitigate the effects of climate change, monitor environmental trends, and improve various applications that benefit humanity.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:

●

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

●

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus supplement and the accompanying prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to remain an emerging growth company at least through the end of the 2024 fiscal year. We have elected to utilize certain of the reduced disclosure obligations in this prospectus supplement and the accompanying prospectus and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be exempt from compliance with certain laws and regulations of the SEC, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained in this prospectus supplement and the accompany prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a “foreign private issuer,” as defined by the SEC, the Company is permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by the Trading Market for U.S. domestic issuers other than with respect to certain voting and committee requirements. The Company has elected to avail itself of the exemptions available to it under Rule 5613(c) of the Trading Market rules by forgoing (i) the requirement that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (ii) the requirement that the Company have a nominating and corporate governance committee composed of entirely independent directors. Pursuant to the home country rule exemptions set forth under Rule 5615, the Company has elected to be exempt from the requirement under Rule 5635 to obtain shareholder approval for the issuance of 20% or more of the Company’s outstanding Class A Ordinary Shares, including, for instance, the issuance of Class A Ordinary Shares issuable upon conversion of the Convertible Notes. Rule 5635 requires each issuer to obtain shareholder approval prior to certain dilutive events, including a transaction other than a public offering involving the sale of 20% or more of the issuer’s common shares outstanding prior to the transaction for less than the greater of book or market value of the shares. As a foreign private issuer, however, the Company may adopt the practices of its home country, the British Virgin Islands, which do not require shareholder approval for such issuances. The Company will be eligible to take advantage of additional exemptions from certain corporate governance standards of the Trading Market.

The Company intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Trading Market corporate governance rules and listing standards.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on June 29, 2021 for the sole purpose of effectuating the Business Combination, having its registered office at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands and its principal executive office is located at 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay and its telephone number is 00-598-25182302. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

SUMMARY TERMS OF THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Class A Ordinary Shares Offered By Us	Class A Ordinary Shares having an aggregate offering price of up to $50,000,000.

Class A Ordinary Shares to be outstanding following the Offering(1)	Up to 97,506,954 Class A Ordinary Shares, after giving effect to the sale of 15,290,520 shares of our Class A Ordinary Shares in this offering assuming an offering price of $3.27 per share, which was the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”) on December 19, 2024. The actual number of Class A Ordinary Shares issued will vary depending on the price at which the Class A Ordinary Shares may be sold from time to time.

Plan of Distribution (Conflicts of Interest)	The Class A Ordinary Shares will be offered through an “at the market offering” that may be made from time to time through or to Cantor, as sales agent. Cantor is controlled by Cantor Fitzgerald, L.P., which beneficially owns more than 10% of our Class A Ordinary Shares. Therefore, we are deemed to be an affiliate of Cantor, and Cantor is deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5). Accordingly, this offering will be made in compliance with FINRA Rule 5121. Cantor will not make sales to discretionary accounts without the prior written approval of the account holder. See “Plan of Distribution (Conflicts of Interest)” on page S-16 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sale of our Class A Ordinary Shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors

Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F.

Nasdaq Listing	SATL

(1)

The number of Class A Ordinary Shares to be outstanding after this offering is based on 82,216,434 Class A Ordinary Shares outstanding as of December 19, 2024, which excludes the following securities outstanding as of that date:

●	49,184,915 warrants to purchase Class A Ordinary Shares;
●	3,595,198 restricted stock units granted under the Company’s Equity Incentive Plan;
●	25,000,000 Class A Ordinary Shares issuable upon conversion of the Convertible Notes; and
●

1,869,000 Class A Ordinary Shares held by CFAC Holdings V, LLC, that will vest subject to the achievement of certain earnout triggers pursuant to the Sponsor Support Agreement, dated as of July 5, 2021, by and among the Company, Nettar Group Inc. and CFAC Holdings V, LLC.

RISK FACTORS

Investment in our Class A Ordinary Shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F, any subsequent Semi-Annual Reports on Form 6-K, or Current Reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act before acquiring our Class A Ordinary Shares. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in our Class A Ordinary Shares. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

The market price of our Class A Ordinary Shares has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Ordinary Shares could contribute to the loss of all or part of your investment. The trading price of our Class A Ordinary Shares has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Ordinary Shares and our Class A Ordinary Shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Ordinary Sha may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Ordinary Shares may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Ordinary Shares available for public sale;

●	any major change in the Board of Directors or management;

●	sales of substantial amounts of Class A Ordinary Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Ordinary Shares, may not be predictable. A loss of investor confidence in the market for our Class A Ordinary Shares and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement and the accompanying prospectus filed with the SEC in determining whether to purchase our Class A Ordinary Shares. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Ordinary Shares which could cause shareholders to lose their investments.

Substantial future sales of shares of our Class A Ordinary Shares or other securities could cause the market price of our Class A Ordinary Shares to decline.

The sales of a substantial number of shares of our Class A Ordinary Shares, or the perception that such sales could occur, could adversely affect the price for our Class A Ordinary Shares. In addition to the Class A Ordinary Shares offered hereby, we have filed a registration statement with the SEC registering the resale of up to 25,000,000 Class A Ordinary Shares issuable upon the conversion of $30,000,000 of the floating rate secured convertible promissory notes (the “Convertible Notes”) issued by our wholly-owned subsidiary, Nettar Group Inc., on April 12, 2024, all of which remain unsold. The issuance or resale, or expected or potential issuance or resale, of a substantial number of our Class A Ordinary Shares in the public market could adversely affect the market price for our Class A Ordinary Shares, result in dilution and make it more difficult for you to sell your Class A Ordinary Shares at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional Convertible Notes, or additional offerings of equity securities. In connection with the issuance of the Convertible Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds Convertible Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any Class A Ordinary Shares (or securities convertible into Class A Ordinary Shares), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Ordinary Shares and may result in dilution of owners of our Class A Ordinary Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Ordinary Shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our Class A Ordinary Shares, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Ordinary Shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Ordinary Shares bear the risk of our future offerings reducing the market price of our Class A Ordinary Shares and diluting their ownership interest in us.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase our Class A Ordinary Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the Class A Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our Class A Ordinary Shares sold and the market prices at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any of our Class A Ordinary Shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our Class A Ordinary Shares offered by us under this prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purpose described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on Class A Ordinary Shares in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion.

MATERIAL TAX CONSIDERATIONS

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the British Virgin Islands are exempt from all provisions of the Income Tax Ordinance in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the British Virgin Islands with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the British Virgin Islands. This assumes that the Company does not hold an interest in real estate in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its members.

United States Federal Income Taxation

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Ordinary Shares. This discussion addresses only those holders that hold their Class A Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons subject to the alternative minimum tax;
●	persons holding Class A Ordinary Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;
●	banks, insurance companies and other financial institutions;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	tax-exempt organizations or governmental organizations;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an applicable financial statement;
●	U.S. holders whose functional currency is not the U.S. dollar;
●	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Ordinary Shares;
●	regulated investment companies or real estate investment trusts;
●	partnerships, S corporations or other pass-through entities or their partners, shareholders or other beneficial owners;
●	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and
●	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership (or other pass-through entity or arrangement) for U.S. federal income tax purposes, the tax treatment of the persons treated as partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities or arrangements) and the partners (or other owners) in such partnerships (or such other pass-through entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or
●

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Ordinary Shares that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “-Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on the Class A Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Ordinary Shares and will be treated as described below under the heading “-Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.” The amount of any such distribution will include any amounts withheld, if any, by us (or another applicable withholding agent). Except as expressly provided herein, it is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.

Amounts treated as dividends that the Company pays to a U.S. holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. holders, under tax laws currently in effect and subject to certain exceptions described below, dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and, in each case, the Company is not treated as a PFIC with respect to such U.S. holder at the time the dividend was paid or in the preceding year, and provided certain holding period and other requirements are met. United States Treasury Department guidance indicates that the Class A Ordinary Shares, which are intended to be listed on Nasdaq, will be readily tradable on an established securities market in the United States (for so long as they are so listed). There can be no assurance, however, that the Class A Ordinary Shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” for purposes of investment interest deduction limitations will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. holder. The rules governing foreign tax credits are complex and U.S. holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “-Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Class A Ordinary Shares, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Ordinary Shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. holder.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a passive foreign investment company, or a PFIC, for any taxable year during which the U.S. holder holds Class A Ordinary Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived from the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Generally, cash is considered to be held for the production of passive income and therefore is treated as a passive asset. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

We believe that we have not been classified as a PFIC in 2023 or in any prior taxable year. PFIC status depends on the composition of the Company’s (and its subsidiaries’) income and assets and the fair market value of its (and its subsidiaries’) assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, no assurance can be provided with respect to the status of the Company as a PFIC for its current taxable year or in a future taxable year.

If the Company is a PFIC for any taxable year during which a U.S. holder owns Class A Ordinary Shares and the U.S. holder did not make the qualified electing fund, or QEF, or mark-to-market elections discussed below (including if such elections are not available), the Company or such non-U.S. subsidiary generally will continue to be a PFIC with respect to that U.S. holder for all succeeding years during which the U.S. holder owns Class A Ordinary Shares, even if it ceases to meet the thresholds set forth under the asset test or the income test above, unless the U.S. holder makes a “deemed sale” election with respect to its Class A Ordinary Shares. If a U.S. holder makes a “deemed sale” election, it will be deemed to have sold Class A Ordinary Shares at their fair market value and any gain from such deemed sale would be subject to the rules described in the following paragraphs. After the deemed sale election, so long as the Company does not become a PFIC in a subsequent taxable year, Class A Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” it receives from the Company or any gain from an actual sale or other disposition of Class A Ordinary Shares. U.S. holders are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if the Company is and then ceases to be a PFIC and such an election becomes available.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Class A Ordinary Shares, then, unless the U.S. holder makes either an applicable PFIC election (or elections), as further described below, for the first taxable year and each subsequent taxable year of the Company in which it was treated as a PFIC, such U.S. holder generally will be subject to special adverse tax rules with respect to any “excess distribution” that it receives and any gain that it recognizes from a sale or other disposition, including certain pledges, of Class A Ordinary Shares. For this purpose, distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. holder’s holding period for Class A Ordinary Shares will be treated as an excess distribution. Under these rules:

●	the excess distribution or recognized gain will be allocated ratably over the U.S. holder’s holding period for Class A Ordinary Shares;
●

the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in the U.S. holder’s holding period prior to the first taxable year in which the Company was treated as a PFIC, will be treated as ordinary income; and

●

the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Class A Ordinary Shares and any of the Company’s non-U.S. subsidiaries or other corporate entities in which the Company owns equity interests is also a PFIC, the U.S. holder would be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. entity classified as a PFIC (each such entity, a lower-tier PFIC). Rules similar to those described above and below would apply to such shares. There can be no assurance that any of the Company’s non-U.S. subsidiaries will not be classified as a PFIC for any taxable year. U.S. holders should consult their own tax advisor regarding the application of the PFIC rules to the Company’s lower-tier PFICs (if any).

In general, if the Company is determined to be a PFIC, a U.S. holder may avoid the adverse PFIC tax consequences described above in respect of Class A Ordinary Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s (and any lower-tier PFICs’) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. holder has made a QEF election with respect to its Class A Ordinary Shares (and any lower-tier PFICs), and the excess distribution rules discussed above do not apply to such shares (because a timely QEF election for the Company (and each lower-tier PFIC) was made in its first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint was made pursuant to a purging election, such as the deemed sale election as described above), any gain recognized on the sale of Class A Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances. As discussed above, if the Company is a PFIC for any taxable year, a U.S. holder of Class A Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to Class A Ordinary Shares for such a taxable year.

The QEF election is made on a shareholder-by-shareholder basis and once made, can be revoked only with the consent of the IRS. In order to make a QEF election, a U.S. holder must receive a PFIC Annual Information Statement from the Company (or the lower-tier PFIC, if applicable), which includes information about the Company’s (or the lower-tier PFIC’s) ordinary earnings and net capital gain.

Within 120 days after the end of each of the Company’s taxable years for which it reasonably believes that it may be a PFIC, the Company will determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and make those statuses available to its shareholders. If the Company determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, the Company will use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders with tax information necessary to enable a U.S. holder to make a QEF election with respect to the Company and its non-U.S. subsidiaries, including a PFIC Annual Information Statement, the Company’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and the Company’s obligation to provide tax information, will last until the later of (x) five years after the end of the Company’s taxable year ended December 31, 2021, or (y) such time as the Company has reasonably determined that it is not a PFIC for three (3) consecutive taxable years. After such period, the Company currently intends to continue to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and to provide the necessary information described above (including a PFIC Annual Information Statement) but there can be no assurance that the Company will in fact make those determinations or provide the necessary information.

A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if the Company is a PFIC and Class A Ordinary Shares constitute “marketable stock,” a U.S. holder may avoid the adverse PFIC tax consequences discussed above if such U.S. holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Class A Ordinary Shares and each subsequent taxable year. Such U.S. holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock”-generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Class A Ordinary Shares are intended to be listed). If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Class A Ordinary Shares under their particular circumstances.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder may have to file an IRS Form 8621(Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the purging, QEF, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of Class A Ordinary Shares are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company securities under their particular circumstances.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Dividend payments with respect to the Class A Ordinary Shares and proceeds from the sale, exchange or redemption of the Class A Ordinary Shares may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Certain U.S. holders (and to the extent provided in IRS guidance, certain individual non-U.S. holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Class A Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Class A Ordinary Shares.

Non-U.S. Holders

Dividends and Other Distributions on Class A Ordinary Shares

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “-U.S. Holders- Possible Constructive Distributions”) received from the Company on Class A Ordinary Shares unless the income from such dividends is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, if required under an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case, a non-U.S. holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “U.S. Holders-Dividends and Other Distributions on Class A Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of such a corporate non-U.S. holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Sale, Taxable Exchange or other Taxable Disposition of Class A Ordinary Shares

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Ordinary Shares, unless either:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable); or

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, earnings and profits of a corporate non-U.S. holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Payments of dividends on Class A Ordinary Shares and amounts received with respect to the sale or other disposition of Class A Ordinary Shares will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Ordinary Shares paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Ordinary Shares by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We entered into the Sales Agreement with Cantor on December 20, 2024. Under the terms of the Sales Agreement, we may offer and sell up to $50,000,000 of our Class A Ordinary Shares from time to time through Cantor. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class A Ordinary Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to Cantor as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 6-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may designate the maximum amount of Class A Ordinary Shares to be sold through Cantor on a daily basis or otherwise as we and Cantor agree and the minimum price per Class A Ordinary Shares at which such Class A Ordinary Shares may be sold. We may instruct Cantor not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

We will pay Cantor a commission, in cash, at a fixed rate of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of Cantor’s legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the ordinary shares and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We will also pay the fees of any “qualified independent underwriter” required in the future in connection with this offering under FINRA Rule 5121. We estimate that the total expenses for the offering, excluding compensation payable to Cantor or any qualified independent underwriter under the terms of the Sales Agreement, will be approximately $476,936.

Settlement for sales of our Class A Ordinary Shares will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten (10) business days’ prior notice.

Cantor and certain of its affiliates have in the past, and may in the future, provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Howard W. Lutnick, our former Chairman, is the Chairman, President and Chief Executive Officer of Cantor Fitzgerald, L.P., an affiliate of Cantor, and is the trustee of the sole stockholder of the managing general partner of Cantor Fitzgerald, L.P. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to our Form 6-K filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Cantor is controlled by Cantor Fitzgerald, L.P., which beneficially owns more than 10% of our Class A Ordinary Shares. Therefore, we are deemed to be an affiliate of Cantor, and Cantor is deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5). Accordingly, this offering will be made in compliance with FINRA Rule 5121. Cantor will not make sales to discretionary accounts without the prior written approval of the account holder.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding Cantor’s commissions, will be approximately $476,936 as follows:

SEC registration fee	$7,666	[1]
FINRA filing fee	24,270	[1]
Legal fees and expenses	225,000
Accounting fees and expenses	220,000
Miscellaneous	—
Total	$476,936
1.

Represents 31.6% of the initial SEC registration fee of $24,261 and FINRA filing fee of $24,270 based on the offering of Class A Ordinary Shares pursuant to the shelf registration statement on Form F-3 of $158,464,287.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands and conducts a majority of its operations through its subsidiary, Nettar Group Inc., outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this prospectus supplement will be passed upon by Maples and Calder, British Virgin Islands, counsel to the Company. Certain legal matters in connection with the offering relating to U.S. law will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will upon for the sales agent by DLA Piper LLP (US), New York, New York.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2023 and 2022, and for the years then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their respective report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and for the year ended December 31, 2021, by Pistrelli, Henry Martin y Asociados S.R.L. (predecessor firm of Pistrelli, Henry Martin y Asociados S.A.) (member of Ernst & Young Global Limited), independent registered public accounting firm, as set forth in their respective report thereon, incorporated by reference elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 15, 2024 (the “Annual Report”);

2.

Our Reports on Form 6-K furnished to the SEC on April 12, 2024, April 16, 2024, May 24, 2024, June 14, 2024, August 15, 2024, September 4, 2024, November 27, 2024, December 2, 2024, December 10, 2024, and December 11, 2024; and

3.

The description of our securities contained in our registration statement on Form 8-A, dated January 24, 2022, filed with the SEC on January 25, 2022 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 99.1 to the Annual Report.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus supplement and the accompanying prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

We have filed a registration statement on Form F-3 to register with the SEC the offer and sale of the securities described in this prospectus supplement. This prospectus supplement is part of that registration statement. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus supplement forms a part) that we may file with the SEC may update and replace statements in and portions of this prospectus supplement or the above-listed documents.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States. If there is any inconsistency between the information in this prospectus supplement and in any post-effective amendment to the Form F-3 of which this prospectus supplement is a part, you should rely on the information in the post-effective amendment. You should read this prospectus supplement and any post-effective amendment together with the additional information contained in documents listed above. The registration statement containing this prospectus supplement and the accompanying prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus supplement, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website as described above under “Where You Can Find More Information.”

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations
210 Delburg Street
Davidson, NC 28036
(704) 894-4482

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information contained or incorporated in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus supplement is distributed. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus supplement.

PROSPECTUS

SATELLOGIC INC.

Primary Offering of

$150,000,000 of Class A Ordinary Shares

Secondary Offering of
3,571,429 Class A Ordinary Shares

This prospectus relates to the offer and sale, from time to time, in one more series or issuance and on terms to be determined at the time of the offering, by Satellogic Inc. (“us”, “we”, “our”, or the “Company”) of up to $150,000,000 aggregate amount of our Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”). This prospectus also relates to the resale by the selling securityholder identified in this prospectus (the “Selling Securityholder”) of up to an aggregate of 3,571,429 Class A Ordinary Shares.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable accompanying prospectus supplement, together with the information incorporated by reference and any related free writing prospectus, before you invest.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholder may sell the shares in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Securityholder pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

The closing price of our Class A Ordinary Shares on the Nasdaq Stock Market LLC (“Nasdaq”) on December 9, 2024 was $4.74.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii

SUMMARY	1

RISK FACTORS	4

USE OF PROCEEDS	6

DIVIDEND POLICY	7

SELLING SECURITYHOLDER	8

MATERIAL TAX CONSIDERATIONS	10

PLAN OF DISTRIBUTION	17

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20

LEGAL MATTERS	21

EXPERTS	22

WHERE YOU CAN FIND MORE INFORMATION	23

INCORPORATION BY REFERENCE	24

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. This prospectus provides you with a general description of our Class A Ordinary Shares that we may offer. To the extent required by applicable law, each time we sell Class A Ordinary Shares, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the Class A Ordinary Shares being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

Neither we nor the Selling Securityholder have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus are the property of the Company. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and the information incorporated by reference herein contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to generate revenue as expected;

●	our ability to effectively market and sell our earth observation (“EO”) services and to convert contracted revenues and our pipeline of potential contracts into actual revenues;

●	risks related to the Convertible Notes (as defined below);

●	the potential loss of one or more of our largest customers;

●	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

●	risks and uncertainties associated with defense-related contracts;

●	risks related to our pricing structure;

●	our ability to scale production of our satellites as planned;

●	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

●	our dependence on third parties to transport and launch our satellites into space;

●	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services;

●

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

●	risk related to certain minimum service requirements in our customer contracts;

●	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

●	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

●	competition for EO services;

●	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

●	unknown defects or errors in our products;

●	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

●	uncertainties regarding our previously announced and ongoing efforts to reduce operational costs and control spending, including potential workforce reductions;

●	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

●	the failure of the market for EO services to achieve the growth potential we expect;

●	risks related to our satellites and related equipment becoming impaired;

●	risks related to the failure of our satellites to operate as intended;

●	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

●	significant risks and uncertainties related to our insurance that may not be covered by insurance; and

●

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) on our business and satellite launch schedules.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, or in other reports which we from time to time file with the SEC.

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Company

We were founded in 2010 to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services, and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we believe we are well-positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and D&I customers. At June 30, 2024, we had 25 commercial satellites in orbit. As of the date of this prospectus, we have 23 satellites in orbit, of which 21 are operational and two are being used for testing. Over the near term, we will continue to take a measured approach to expanding our constellation, with our long term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three distinct business lines: Asset Monitoring, Constellation as a Service (“CaaS”), and Space Systems. These business lines are designed to allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

Recent Developments

PIPE Financing Transaction

On December 8, 2024, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, pursuant to which the Company issued in a private placement an aggregate of 3,571,429 Class A Ordinary Shares to the Selling Securityholder at a purchase price of US$2.80 per share. The closing of the private placement occurred on December 10, 2024 and the Company received gross proceeds of $10,000,000.

Board of Director Changes

On November 25, 2024, Howard Lutnick, a member of our Board of Directors, notified the Company of his decision to voluntarily resign from the Board, effective immediately. Mr. Lutnick’s resignation follows his recent nomination to serve on the cabinet of the President of the United States as the Commerce Secretary. Mr. Lutnick’s decision to resign was not a result of any disagreement with the Company, the Company’s management or the Board. In connection with Mr. Lutnick’s resignation, the Company will reduce the size of its Board from nine directors to eight.

On September 4, 2024, we announced the election of Kelly Kennedy to the Board of Directors of the Company as a Class III Director, with a term expiring at the Company’s next annual meeting. Ms. Kennedy will serve as chair of the Audit Committee of the Board.

The Company also announced the retirement of Bradley Halverson from his position as a Class III Director of the Board and as chair of the Audit Committee. Mr. Halverson’s decision to retire was not a result of any disagreement with the Company, the Company’s management or the Board of Directors.

NASA’s Commercial SmallSat Data Acquisition Program

In September 2024 we announced that we were selected as one of eight recipients of NASA's Commercial SmallSat Data Acquisition Program (CSDA) On-Ramp1 Multiple Award contract, with a maximum cumulative value of $476 million for all award winners.

Under the CSDA On-Ramp1, Satellogic will provide NASA with high-resolution multispectral imagery under a multiple-award contract in effect until November 15, 2028. The program aims to offer NASA a cost-effective solution for augmenting or complementing the Earth observation data gathered by the agency, other U.S. government entities, and international agencies. This data will be pivotal in efforts to understand and mitigate the effects of climate change, monitor environmental trends, and improve various applications that benefit humanity.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:

●

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to remain an emerging growth company at least through the end of the 2024 fiscal year. We have elected to utilize certain of the reduced disclosure obligations in this prospectus and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be exempt from compliance with certain laws and regulations of the SEC, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a “foreign private issuer,” as defined by the SEC, the Company is permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by the Trading Market for U.S. domestic issuers other than with respect to certain voting and committee requirements. The Company has elected to avail itself of the exemptions available to it under Rule 5613(c) of the Trading Market rules by forgoing (i) the requirement that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (ii) the requirement that the Company have a nominating and corporate governance committee composed of entirely independent directors. Pursuant to the home country rule exemptions set forth under Rule 5615, the Company has elected to be exempt from the requirement under Rule 5635 to obtain shareholder approval for the issuance of 20% or more of the Company’s outstanding Class A Ordinary Shares, including, for instance, the issuance of Class A Ordinary Shares issuable upon conversion of the Convertible Notes. Rule 5635 requires each issuer to obtain shareholder approval prior to certain dilutive events, including a transaction other than a public offering involving the sale of 20% or more of the issuer’s common shares outstanding prior to the transaction for less than the greater of book or market value of the shares. As a foreign private issuer, however, the Company may adopt the practices of its home country, the British Virgin Islands, which do not require shareholder approval for such issuances. The Company will be eligible to take advantage of additional exemptions from certain corporate governance standards of the Trading Market.

The Company intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Trading Market corporate governance rules and listing standards.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on June 29, 2021 for the sole purpose of effectuating the Business Combination, having its registered office at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands and its principal executive office is located at 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay and its telephone number is 00-598-25182302. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F, any subsequent Semi-Annual Reports on Form 6-K, or Current Reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the offered securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Risks Related to Our Class A Ordinary Shares

The market price of our Class A Ordinary Shares has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Ordinary Shares could contribute to the loss of all or part of your investment. The trading price of our Class A Ordinary Shares has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Ordinary Shares and our Class A Ordinary Shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Ordinary Sha may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Ordinary Shares may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Ordinary Shares available for public sale;

●	any major change in the Board of Directors or management;

●	sales of substantial amounts of Class A Ordinary Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Ordinary Shares, may not be predictable. A loss of investor confidence in the market for our Class A Ordinary Shares and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our Class A Ordinary Shares. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Ordinary Shares which could cause shareholders to lose their investments.

Substantial future sales of shares of our Class A Ordinary Shares or other securities could cause the market price of our Class A Ordinary Shares to decline.

The sales of a substantial number of shares of our Class A Ordinary Shares, or the perception that such sales could occur, could adversely affect the price for our Class A Ordinary Shares. In addition to the Class A Ordinary Shares is shares offered hereby, we have filed a registration statement with the SEC registering the resale of up to 25,000,000 Class A Ordinary Shares issuable upon the conversion of $30,000,000 of the floating rate secured convertible promissory notes (the “Convertible Notes”) issued by our wholly-owned subsidiary, Nettar Group Inc., on April 12, 2024, all of which remain unsold. The issuance or resale, or expected or potential issuance or resale, of a substantial number of our Class A Ordinary Shares in the public market could adversely affect the market price for our Class A Ordinary Shares, result in dilution and make it more difficult for you to sell your Class A Ordinary Shares at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional Convertible Notes, or additional offerings of equity securities. In connection with the issuance of the Convertible Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds Convertible Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any Class A Ordinary Shares (or securities convertible into Class A Ordinary Shares), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Ordinary Shares and may result in dilution of owners of our Class A Ordinary Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Ordinary Shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our Class A Ordinary Shares, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Ordinary Shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Ordinary Shares bear the risk of our future offerings reducing the market price of our Class A Ordinary Shares and diluting their ownership interest in us.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholder pursuant to this prospectus.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on Class A Ordinary Shares in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion.

SELLING SECURITYHOLDER

This prospectus relates in part to the resale by the Selling Securityholder of up to 3,571,429 Class A Ordinary Shares of the Company. The Selling Securityholder may from time to time offer and sell any or all of the Class A Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholder’s interest in the Class A Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Securityholder, the aggregate number of Ordinary Shares beneficially owned, and the aggregate number of Class A Ordinary Shares that the Selling Securityholder may offer pursuant to this prospectus. We have based percentage ownership on 81,496,330 Class A Ordinary Shares and 13,582,641 Class B Ordinary Shares (together with the Class A Ordinary Shares, the “Ordinary Shares”) outstanding as of December 10, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such Class A Ordinary Shares. As such, we are unable to declare the number of Class A Ordinary Shares that the Selling Securityholder will retain after any such sale. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date of this prospectus.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Ordinary Shares Beneficially Owned prior to this Offering		Maximum Number of Ordinary Shares to be Sold in this Offering	Ordinary Shares Beneficially Owned after this Offering
Name of Selling Securityholder	Class A Ordinary Shares	%	Class A Ordinary Shares	Class A Ordinary Shares	%
Alyeska Master Fund, L.P. (1)	3,571,429	3.8%	3,571,429	—	—

(1)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

MATERIAL TAX CONSIDERATIONS

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the British Virgin Islands are exempt from all provisions of the Income Tax Ordinance in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the British Virgin Islands with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the British Virgin Islands. This assumes that the Company does not hold an interest in real estate in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its members.

United States Federal Income Taxation

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Ordinary Shares. This discussion addresses only those holders that hold their Class A Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons subject to the alternative minimum tax;
●	persons holding Class A Ordinary Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;
●	banks, insurance companies and other financial institutions;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	tax-exempt organizations or governmental organizations;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an applicable financial statement;
●	U.S. holders whose functional currency is not the U.S. dollar;
●	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Ordinary Shares;
●	regulated investment companies or real estate investment trusts;
●	partnerships, S corporations or other pass-through entities or their partners, shareholders or other beneficial owners;

●	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and
●	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership (or other pass-through entity or arrangement) for U.S. federal income tax purposes, the tax treatment of the persons treated as partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities or arrangements) and the partners (or other owners) in such partnerships (or such other pass-through entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or
●

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Ordinary Shares that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “-Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on the Class A Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Ordinary Shares and will be treated as described below under the heading “-Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares.” The amount of any such distribution will include any amounts withheld, if any, by us (or another applicable withholding agent). Except as expressly provided herein, it is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.

Amounts treated as dividends that the Company pays to a U.S. holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. holders, under tax laws currently in effect and subject to certain exceptions described below, dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and, in each case, the Company is not treated as a PFIC with respect to such U.S. holder at the time the dividend was paid or in the preceding year, and provided certain holding period and other requirements are met. United States Treasury Department guidance indicates that the Class A Ordinary Shares, which are intended to be listed on Nasdaq, will be readily tradable on an established securities market in the United States (for so long as they are so listed). There can be no assurance, however, that the Class A Ordinary Shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” for purposes of investment interest deduction limitations will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. holder. The rules governing foreign tax credits are complex and U.S. holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “-Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Class A Ordinary Shares, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Ordinary Shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. holder.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a passive foreign investment company, or a PFIC, for any taxable year during which the U.S. holder holds Class A Ordinary Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived from the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Generally, cash is considered to be held for the production of passive income and therefore is treated as a passive asset. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

We believe that we have not been classified as a PFIC in 2023 or in any prior taxable year. PFIC status depends on the composition of the Company’s (and its subsidiaries’) income and assets and the fair market value of its (and its subsidiaries’) assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, no assurance can be provided with respect to the status of the Company as a PFIC for its current taxable year or in a future taxable year.

If the Company is a PFIC for any taxable year during which a U.S. holder owns Class A Ordinary Shares and the U.S. holder did not make the qualified electing fund, or QEF, or mark-to-market elections discussed below (including if such elections are not available), the Company or such non-U.S. subsidiary generally will continue to be a PFIC with respect to that U.S. holder for all succeeding years during which the U.S. holder owns Class A Ordinary Shares, even if it ceases to meet the thresholds set forth under the asset test or the income test above, unless the U.S. holder makes a “deemed sale” election with respect to its Class A Ordinary Shares. If a U.S. holder makes a “deemed sale” election, it will be deemed to have sold Class A Ordinary Shares at their fair market value and any gain from such deemed sale would be subject to the rules described in the following paragraphs. After the deemed sale election, so long as the Company does not become a PFIC in a subsequent taxable year, Class A Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” it receives from the Company or any gain from an actual sale or other disposition of Class A Ordinary Shares. U.S. holders are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if the Company is and then ceases to be a PFIC and such an election becomes available.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Class A Ordinary Shares, then, unless the U.S. holder makes either an applicable PFIC election (or elections), as further described below, for the first taxable year and each subsequent taxable year of the Company in which it was treated as a PFIC, such U.S. holder generally will be subject to special adverse tax rules with respect to any “excess distribution” that it receives and any gain that it recognizes from a sale or other disposition, including certain pledges, of Class A Ordinary Shares. For this purpose, distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. holder’s holding period for Class A Ordinary Shares will be treated as an excess distribution. Under these rules:

●	the excess distribution or recognized gain will be allocated ratably over the U.S. holder’s holding period for Class A Ordinary Shares;
●

the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in the U.S. holder’s holding period prior to the first taxable year in which the Company was treated as a PFIC, will be treated as ordinary income; and

●

the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Class A Ordinary Shares and any of the Company’s non-U.S. subsidiaries or other corporate entities in which the Company owns equity interests is also a PFIC, the U.S. holder would be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. entity classified as a PFIC (each such entity, a lower-tier PFIC). Rules similar to those described above and below would apply to such shares. There can be no assurance that any of the Company’s non-U.S. subsidiaries will not be classified as a PFIC for any taxable year. U.S. holders should consult their own tax advisor regarding the application of the PFIC rules to the Company’s lower-tier PFICs (if any).

In general, if the Company is determined to be a PFIC, a U.S. holder may avoid the adverse PFIC tax consequences described above in respect of Class A Ordinary Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s (and any lower-tier PFICs’) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. holder has made a QEF election with respect to its Class A Ordinary Shares (and any lower-tier PFICs), and the excess distribution rules discussed above do not apply to such shares (because a timely QEF election for the Company (and each lower-tier PFIC) was made in its first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint was made pursuant to a purging election, such as the deemed sale election as described above), any gain recognized on the sale of Class A Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances. As discussed above, if the Company is a PFIC for any taxable year, a U.S. holder of Class A Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to Class A Ordinary Shares for such a taxable year.

The QEF election is made on a shareholder-by-shareholder basis and once made, can be revoked only with the consent of the IRS. In order to make a QEF election, a U.S. holder must receive a PFIC Annual Information Statement from the Company (or the lower-tier PFIC, if applicable), which includes information about the Company’s (or the lower-tier PFIC’s) ordinary earnings and net capital gain.

Within 120 days after the end of each of the Company’s taxable years for which it reasonably believes that it may be a PFIC, the Company will determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and make those statuses available to its shareholders. If the Company determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, the Company will use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders with tax information necessary to enable a U.S. holder to make a QEF election with respect to the Company and its non-U.S. subsidiaries, including a PFIC Annual Information Statement, the Company’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and the Company’s obligation to provide tax information, will last until the later of (x) five years after the end of the Company’s taxable year ended December 31, 2021, or (y) such time as the Company has reasonably determined that it is not a PFIC for three (3) consecutive taxable years. After such period, the Company currently intends to continue to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and to provide the necessary information described above (including a PFIC Annual Information Statement) but there can be no assurance that the Company will in fact make those determinations or provide the necessary information.

A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if the Company is a PFIC and Class A Ordinary Shares constitute “marketable stock,” a U.S. holder may avoid the adverse PFIC tax consequences discussed above if such U.S. holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Class A Ordinary Shares and each subsequent taxable year. Such U.S. holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock”-generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Class A Ordinary Shares are intended to be listed). If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Class A Ordinary Shares under their particular circumstances.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder may have to file an IRS Form 8621(Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the purging, QEF, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of Class A Ordinary Shares are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company securities under their particular circumstances.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Dividend payments with respect to the Class A Ordinary Shares and proceeds from the sale, exchange or redemption of the Class A Ordinary Shares may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Certain U.S. holders (and to the extent provided in IRS guidance, certain individual non-U.S. holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Class A Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Class A Ordinary Shares.

Non-U.S. Holders

Dividends and Other Distributions on Class A Ordinary Shares

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “-U.S. Holders- Possible Constructive Distributions”) received from the Company on Class A Ordinary Shares unless the income from such dividends is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, if required under an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case, a non-U.S. holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “U.S. Holders-Dividends and Other Distributions on Class A Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of such a corporate non-U.S. holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Sale, Taxable Exchange or other Taxable Disposition of Class A Ordinary Shares

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Ordinary Shares, unless either:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable); or

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, earnings and profits of a corporate non-U.S. holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Payments of dividends on Class A Ordinary Shares and amounts received with respect to the sale or other disposition of Class A Ordinary Shares will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Ordinary Shares paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Ordinary Shares by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We and the Selling Securityholder may use any one or more of the following methods when selling the securities offered hereby:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	through forward or other derivative transactions relating to the securities being registered hereunder;

•	through a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholder may sell or distribute the Class A Ordinary Shares offered hereby from time to time in one or more public or private transactions, including:

•	block trades, including block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction;

•	on any exchange or quotation service or in the over-the-counter market; or

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

If we or the Selling Securityholder sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Any Class A Ordinary Shares sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and the Selling Securityholder may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We and the Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against our contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and the Selling Securityholder will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The Selling Securityholder also may resell all or a portion of its Class A ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands and conducts a majority of its operations through its subsidiary, Nettar Group Inc., outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of the Class A Ordinary Shares has been passed upon by Maples and Calder, British Virgin Islands, counsel to the Company. Certain legal matters will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2023 and 2022, and for the years then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their respective report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and for the year ended December 31, 2021, by Pistrelli, Henry Martin y Asociados S.R.L. (predecessor firm of Pistrelli, Henry Martin y Asociados S.A.) (member of Ernst & Young Global Limited), independent registered public accounting firm, as set forth in their respective report thereon, incorporated by reference elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 15, 2024 (the “Annual Report”);

2.	Our Reports on Form 6-K furnished to the SEC on April 16, 2024, May 24, 2024, June 14, 2024, August 15, 2024, September 4, 2024, November 27, 2024, December 2, 2024 and December 10, 2024; and

3.

The description of our securities contained in our registration statement on Form 8-A, dated January 24, 2022, filed with the SEC on January 25, 2022 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 99.1 to the Annual Report.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

We have filed a registration statement on Form F-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-3 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website as described above under “Where You Can Find More Information.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations
210 Delburg Street
Davidson, NC 28036
(704) 894-4482

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained on our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.